UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2012

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                   Entry into a Material Definitive Agreement.

Purchase Agreement

As previously reported, Walker & Dunlop, Inc. (the “Company”) entered into a Purchase Agreement, dated as of June 7, 2012 (the “Purchase Agreement”), by and among the Company, its indirect wholly owned operating subsidiary, Walker & Dunlop, LLC (the “Purchaser”), CWCapital LLC (“CWCapital”) and CW Financial Services LLC (“CW Financial”). As also previously reported, pursuant to the Purchase Agreement, the Purchaser agreed to acquire all of CW Financial’s interests in CWCapital, for approximately $220 million (comprising a cash payment to CW Financial from the Purchaser of $80 million, and the balance consisting of the Company’s issuance in a private placement to CW Financial of approximately 11.6 million shares of common stock), net of certain expenses and adjustments (the “Acquisition”).  The Acquisition occurred on September 4, 2012 (the “Closing Date”).  For additional information about the Purchase Agreement and the Acquisition, please see the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission (“SEC”) on July 26, 2012 (the “Proxy Statement”).  A copy of the Purchase Agreement was filed previously as Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on June 15, 2012.

Closing Side Letter

On the Closing Date, the Company entered into a side letter by and among the Company, the Purchaser, CWCapital and CW Financial (the “Closing Side Letter”).  The Closing Side Letter amends the Purchase Agreement to, among other things, (i) deem the closing of the Acquisition to occur and become effective at 11:59 p.m. on August 31, 2012, (ii) terminate coverage for CWCapital employees under the employee benefit plans of CW Financial and its affiliates effective as of the day immediately following August 31, 2012, (iii) provide coverage for CWCapital employees under the Company’s employee benefit plans effective as of the day immediately following August 31, 2012, (iv) specify and fix certain adjustments used for the purposes of calculating the Closing Adjustment (as such term is defined in the Purchase Agreement), (v) grant CW Financial rights to appoint observers to the Company’s Board of Directors (the “Board”) until such time as CW Financial’s designated appointees to the Board actually become members of the Board, (vi) require CW Financial to maintain a minimum net worth of $22,000,000 from August 31, 2012 until August 31, 2013 and thereafter to maintain a minimum net worth equal to the amount of any unresolved indemnity claims (not to exceed $20,000,000) until such time as there are no such unresolved indemnity claims against CW Financial and (vii) allocate between the Company and CW Financial the payment of certain fees associated with the Acquisition.  The foregoing description of the Closing Side Letter is qualified in its entirety by reference to the full text of the Closing Side Letter, which is filed as Exhibit 10.1 to this report, and is incorporated herein by reference.

Registration Rights Agreement

In connection with the closing of the Acquisition, on the Closing Date the Company entered into a Registration Rights Agreement by and between the Company and CW Financial (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, the Company agreed to file within 30 days a registration statement registering for resale the shares of the Company’s common stock (the “Common Stock”) issued to CW Financial pursuant to the Purchase Agreement (the “Acquisition Shares”) with the SEC.  The Company incorporates by reference herein the description of the Registration Rights Agreement that is contained in the Proxy Statement under the heading “Registration Rights Agreement.”  Such description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this report, and is incorporated herein by reference.

Closing Agreement

On the Closing Date, the Company entered into a Closing Agreement by and among the Company, CW Financial and CWCapital (the “Closing Agreement”).  Under the terms of the Closing Agreement, CW Financial and its subsidiaries will generally be subject to “standstill” provisions for the period during which CW Financial has a right to appoint designees to the Board. In addition, each of the Company and its subsidiaries and CW Financial and its subsidiaries will be subject to restrictive covenants, including non-solicitation of employees, confidentiality and non-disparagement covenants, and, in the case of CW Financial and its subsidiaries, a non-competition covenant, for a period of two years after the closing of the Acquisition. The Closing Agreement also provides that CW Financial will not transfer any of the Acquisition Shares prior to the 180th day following the Closing Date, except for transfers to one or more of CW Financial’s affiliates. If at any time CW Financial desires to transfer any of the Acquisition Shares to an unaffiliated third party in a private sale and such Acquisition Shares would constitute more than ten percent of the Common Stock then issued and outstanding on a fully-diluted basis, then the Company will have a right of first offer with respect to such Acquisition Shares.  The foregoing description of the Closing Agreement is qualified in its entirety by reference to the full text of the Closing Agreement, which is filed as Exhibit 10.3 to this report, and is incorporated herein by reference.

Transfer and Joinder Agreement

On the Closing Date, the Company entered into a Transfer and Joinder Agreement (the “Transfer and Joinder Agreement”) by and among the Company, CW Financial and Galaxy Acquisition LLC, a Delaware limited liability company (“Galaxy”), pursuant to which (i) CW Financial assigned its right, title and interest in the Acquisition Shares to Galaxy, (ii) CW Financial assigned its rights and obligations under the Registration Rights Agreement to Galaxy, (iii) Galaxy, solely with respect to its rights and obligations expressly resulting from ownership of the Acquisition Shares,  agreed to be bound by the restrictions on transfer of the Acquired Shares, the right of first offer and the standstill provisions of the Closing Agreement and (iv) Galaxy agreed to be bound by applicable provisions of the Registration Rights Agreement.  Galaxy indirectly owns 100% of the membership interests in CW Financial.  The foregoing description of the Transfer and Joinder Agreement is qualified in its entirety by reference to the full text of the Transfer and Joinder Agreement, which is filed as Exhibit 10.4 to this report, and is incorporated herein by reference.

Financing Transactions

Term Loan Agreement

On the Closing Date and substantially contemporaneously with the closing of the Acquisition, the Company entered into a senior secured term loan credit agreement (the “Credit Agreement”) with a group of lenders, including Bank of America, N.A., as administrative agent and collateral agent (the “Agent”).  The Credit Agreement replaced the Company’s $42.5 million existing credit facility (the “Existing Credit Facility”) with Bank of America, N.A. and PNC Bank, N.A., as lenders.  The Credit Agreement provides for an $83 million term loan (the “Term Loan”).

On the Closing Date, $61.8 million of the Term Loan proceeds were used to pay cash consideration payable to CW Financial under the Purchase Agreement, $20.7 million of the Term Loan proceeds were used to refinance the Existing Credit Facility and the remaining $0.5 million of the proceeds were used to repay certain existing indebtedness of the Company to former equity holders in predecessor entities of the Company.

The Term Loan amortizes in quarterly equal installments of $2,075,000 commencing 90 days after the Closing Date, with a final maturity date for all remaining amounts due under the Term Loan of August 31, 2017.  Other than the scheduled quarterly amortization installments, any payments of Term Loan principal during the first 18 months after the Closing Date (the “Lockout Period”) shall be accompanied by a prepayment penalty fee equal to the amount of interest that would have accrued on the prepaid principal amount during the then remaining portion of the Lockout Period.

Borrowings under the Credit Agreement bear interest at a rate derived from the London Interbank Offered Rate (“LIBOR”) for a one-month interest period plus an applicable margin of 3.75%, subject to adjustment if an event of default is continuing.

The obligations of the Company under the Credit Agreement are guaranteed by Walker & Dunlop Multifamily, Inc., the Purchaser and Walker & Dunlop Capital, LLC (upon closing of the Acquisition, CWCapital became an indirect wholly-owned subsidiary of the Company and changed its name from CWCapital LLC to Walker & Dunlop Capital, LLC), each of which is a direct or indirect wholly owned subsidiary of the Company (together with the Company, the “Loan Parties”), pursuant to a Guarantee and Collateral Agreement entered into on the Closing Date among the Loan Parties and the Agent (the “Guarantee and Collateral Agreement”).  Subsidiaries formed or acquired after the Closing Date are also required to guaranty the obligations of the Company under the Credit Agreement.  In addition, under the Guarantee and Collateral Agreement, the obligations of the Loan Parties under and in respect of the Credit Agreement are secured by each Loan Party’s equity interest in direct or indirect subsidiaries owned on the Closing Date (including Walker & Dunlop Multifamily, Inc., the Purchaser and Walker & Dunlop Capital, LLC but excluding certain Excluded Subsidiaries (as defined in the Credit Agreement)), all debt securities or promissory notes held by, or owed to, any such Loan Party, all proceeds of the foregoing and certain other assets and personal property of the Loan Parties (other than certain Excluded Assets (as defined in the Credit Agreement)).  Collateral securing the warehouse credit lines of the Purchaser and Walker & Dunlop Capital, LLC described below are not included in the collateral securing the Credit Agreement.

The Credit Agreement contains certain affirmative and negative covenants that are binding on the Loan Parties, including, but not limited to, restrictions (subject to specified exceptions) on the ability of the Loan Parties to create liens on their respective property, assets or revenues, to make investments, to incur indebtednesses, to merge, dissolve, liquidate or consolidate with or into another person, to make a material disposition, to pay certain dividends or related distributions, to prepay, redeem or defease prior to maturity certain indebtedness, to change the nature of their business, to enter into certain transactions with affiliates, to enter into certain burdensome agreements, to amend certain material documents or to change their respective names or fiscal years.

In addition, the Credit Agreement requires the Loan Parties to abide by certain financial covenants calculated for the Company and its subsidiaries on a consolidated basis as follows:

•                  Tangible Net Worth (as defined in the Credit Agreement) of not less than (i) $200 million plus (ii) 75% of the net proceeds of any equity issuances by the Company or any of its subsidiaries after the Closing Date (the “Tangible Net Worth Covenant”); for purposes of calculating compliance with this covenant, mortgage servicing rights are considered tangible assets;

•                  Compliance with the applicable net worth and liquidity requirements of Fannie Mae, Freddie Mac, Ginnie Mae, FHA and HUD (the “Agency Compliance Covenant”);

•                  Liquid Assets (as defined in the Credit Agreement) of the Company of not less than $15 million (the “Liquid Assets Covenant”);

•                  Four-Quarter EBITDA (as defined in the Credit Agreement and calculated to reflect the Acquisition on a pro forma basis) of not less than $35,000,000;

•                  Debt Service Coverage Ratio (as defined in the Credit Agreement and calculated excluding interest expense on warehouse credit lines) of not less than 3.0 to 1.0;

•                  Maintenance of aggregate unpaid principal amount of (i) all mortgage loans comprising the Company’s consolidated servicing portfolio of not less than $20.0 billion or (ii) all Fannie Mae DUS mortgage loans comprising the Company’s consolidated servicing portfolio of not less than $10.0 billion, exclusive in both cases of mortgage loans which are 60 or more days past due or are otherwise in default or have been transferred to Fannie Mae for resolution) (the “Total Servicing Portfolio Covenant”);

•                  Minimum loan-to-servicing-value ratio (or LTSV Ratio (as defined in the Credit Agreement)) of 40%;

•                  Aggregate unpaid principal amount of Fannie Mae DUS mortgage loans within the Company’s consolidated servicing portfolio which are 60 or more days past due or otherwise in default not to exceed 3.5% of the aggregate unpaid principal balance of all Fannie Mae DUS mortgage loans within the Company’s consolidated servicing portfolio (subject to certain exclusions relating to No Risk Mortgage Loans and At Risk Mortgage Loans (each as defined in the Credit Agreement)) (the “Servicing Delinquencies Covenant”); and

•                  Maximum ratio of Adjusted Funded Debt to Four-Quarter EBITDA (each as defined in the Credit Agreement) of (i) 4.0 to 1.0 for each of the fiscal quarters ending on September 30, 2012, December 31, 2012, March 31, 2013, and June 30, 2013 and (ii) 3.5 to 1.0 for the fiscal quarter ending September 30, 2013 and each fiscal quarter thereafter.

The Credit Agreement contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods), including, but not limited to, with respect to nonpayment of principal or interest, failure to perform or observe covenants, breaches of representations and warranties, cross-defaults with certain other agreements or indebtedness, insolvency or insolvency proceedings, judgments or orders, certain ERISA events, invalidity of the loan documents, certain change of control events, the cessation of the Company’s business, loss of collateral, certain breaches of contractual obligations, indictment, termination of any guaranty or cessation of any debt subordination agreements.

Walker & Dunlop, LLC — Bank of America Warehousing Agreement

On the Closing Date, substantially contemporaneously with the closing of the Acquisition, the Purchaser entered into a Warehousing Credit and Security Agreement (the “Bank of America Warehousing Agreement”), among the Purchaser, as borrower, and Bank of America, N.A., as lender and credit agent.

The Bank of America Warehousing Agreement replaced the Purchaser’s existing $150 million warehouse line with Bank of America, N.A.  The Bank of America Warehousing Agreement provides for a $500 million committed warehouse line that matures on September 3, 2013. The Bank of America Warehousing Agreement provides the Purchaser with the ability to fund its Fannie Mae, Freddie Mac, HUD and FHA loans.  Advances are made at 100% of the loan balance and, subject to certain limited exceptions, borrowings under the Bank of America Warehousing Agreement bear interest at a rate derived from LIBOR for a one-month interest period plus an applicable margin of 1.85%. As of September 4, 2012, the Purchaser had $110.7 million of borrowings outstanding under this warehouse line and corresponding loans held for sale.

On or before December 3, 2012, it is anticipated that an alternative lender will (but is not obligated to) become an assignee of up to $75 million of the $500 million warehouse commitment held by Bank of America, N.A. and may further commit to additional warehousing commitments at such time of up to $125 million, with a maximum total commitment that may be acquired at such time of $200 million. On the earlier of December 3, 2012 or the date of such assignment to the alternative lender, the warehousing commitment amount of Bank of America, N.A. automatically will be reduced to $425 million.

The obligations of the Purchaser under the Bank of America Warehousing Agreement are secured by a first priority lien in all of the Purchaser’s right, title and interest in the Collateral (as defined in the Bank of America Warehousing Agreement), including all amounts advanced to the Purchaser under the Bank of America Warehousing Agreement to fund a mortgage loan until that mortgage loan is closed and those funds disbursed, all mortgage loans financed by this facility from time to time and related mortgages and security agreements evidencing or securing those mortgage loans (“Pledged Loans”), all mortgage-backed securities that are created in whole or in part on the basis of Pledged Loans and certain other related collateral as further described in the Bank of America Warehousing Agreement.

The Bank of America Warehousing Agreement contains certain affirmative and negative covenants that are binding on the Purchaser (which are in some cases subject to exceptions), including, but not limited to, restrictions on the ability of the Purchaser to assume, guarantee or become contingently liable for the obligation of another person, to undertake certain fundamental changes such as reorganizations, mergers, amendments to its certificate of formation or operating agreement, liquidations, dissolutions or dispositions or acquisitions of assets or businesses, to cease to be directly or indirectly wholly owned by the Company, to pay any subordinated debt of the Purchaser in advance of its stated maturity or to take any action that would cause the Purchaser to lose all or any part of its status as an eligible lender, seller, servicer or issuer or any license or approval required for the Purchaser to engage in the business of originating, acquiring or servicing mortgage loans.

In addition, the Bank of America Warehousing Agreement requires the Purchaser to comply with certain financial covenants, which are measured at the level of the Company and calculated for the Company and its subsidiaries on a consolidated basis, as follows:

•                  the Tangible Net Worth Covenant;

•                  the Agency Compliance Covenant;

•                  a Leverage Ratio (as defined in the Bank of America Warehousing Agreement) of not greater than 2.25 (the “Leverage Ratio Covenant”);

•                  the Liquid Assets Covenant;

•                  the Servicing Delinquencies Covenant; and

•                  the Total Servicing Portfolio Covenant.

The Bank of America Warehousing Agreement contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods), including, but not limited to, nonpayment of principal or interest, failure to perform or observe covenants, breaches of representations and warranties, suspension, revocation or termination of the Purchaser’s eligibility as a lender, seller/servicer or issuer or any other license required for the Purchaser to engage in the business of originating, acquiring or servicing mortgage loans, cross-defaults with certain other agreements or indebtedness, final judgments or orders, certain bankruptcy-related events or other relief proceedings, a material adverse change in the Purchaser’s financial condition or the Purchaser ceasing to be a direct or indirect wholly owned subsidiary of the Company.

Walker & Dunlop, LLC — PNC Warehousing Agreement Amendment

On the Closing Date, substantially contemporaneously with the closing of the Acquisition, the Purchaser entered into a Fourth Amendment to Warehousing Credit and Security Agreement (the “PNC Fourth Amendment”) with PNC Bank, National Association, as lender (the “PNC Warehouse Facility”).  The Company has guaranteed the Purchaser’s obligations under the PNC Warehouse Facility.  The PNC Fourth Amendment, among other things,  (i) extends the stated maturity date of the PNC Warehouse Facility from February 28, 2013 to September 3, 2013, (ii)  decreases the interest rate at which borrowings under the PNC Warehouse Facility bear interest to a rate derived from LIBOR for a one-month interest period plus an applicable margin of 1.75% (from a prior applicable margin of 1.85%) and (iii) amends the negative covenants and financial covenants to conform to the negative and financial covenants in the Bank of America Warehousing Agreement described above except for the Leverage Ratio Covenant, which is not included in the PNC Warehouse Facility. As of September 4, 2012, the Purchaser had $158.1 million of borrowings outstanding under this warehouse line and corresponding loans held for sale.

The foregoing descriptions of the Credit Agreement, the Bank of America Warehouse Agreement and the PNC Fourth Amendment (collectively, the “Financing Arrangements”), are qualified in their entirety by reference to the Credit

Agreement, the Bank of America Warehouse Agreement and the PNC Fourth Amendment, which are attached hereto as Exhibits 10.5 through 10.7 and are incorporated by reference into this Current Report on Form 8-K.

Some of the lenders under the Financing Arrangements and their affiliates have various relationships with the Loan Parties involving the provision of financial services, including other credit facilities with affiliates of the Company, cash management, investment banking, trust and other services. In addition, the Company has entered into forward delivery commitments in the ordinary course of business and interest rate or other derivative arrangements with some of the lenders and their affiliates.

Item 2.01.                   Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Acquisition was closed pursuant to the terms of the Purchase Agreement.  Upon closing of the Acquisition, CWCapital became an indirect wholly owned subsidiary of the Company and changed its name from CWCapital LLC to Walker & Dunlop Capital, LLC.

On the Closing Date and in connection with the closing of the Acquisition, the Company, the Purchaser, CW Financial and Walker & Dunlop Capital, LLC entered into agreements to amend the outstanding warehouse lines of Walker & Dunlop Capital, LLC (formerly CWCapital LLC) that existed immediately prior to the Acquisition (collectively, the “Old Warehouse Lines”) to (i) freeze the Old Warehouse Lines on the Closing Date by eliminating the ability of Walker & Dunlop Capital, LLC, or any other entity, to request advances under the Old Warehouse Lines, (ii) provide for repayment in full of any outstanding borrowings under the Old Warehouse Lines, each within a period of not more than 75 days after the Closing Date and (iii) substitute CW Financial’s guarantees of the Old Warehouse Lines with guarantees by the Company.

Additional information about the Acquisition, including a description of CWCapital, CW Financial and relationships between CW Financial and the Company and any of its officers, directors and/or affiliates, and other information, was filed previously in the Proxy Statement, which was mailed to stockholders of the Company on or about August 1, 2012.

Item 2.03.                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 under the caption “Financing Transactions” is incorporated by reference into this Item 2.03.

Item 3.02.                   Unregistered Sales of Equity Securities.

On the Closing Date, in connection with the closing of the Acquisition described in Item 2.01 above and as partial consideration for the Acquisition, the Company issued the Acquisition Shares, comprising 11,647,255 shares of Common Stock, to CW Financial.  In issuing the Acquisition Shares, the Company relied on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Item 5.03.                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) became effective.  Pursuant to the Purchase Agreement, Article II, Section 10 of the Bylaws was amended to exempt any acquisitions of the Acquisition Shares from the Maryland Control Share Acquisition Act.  Article III was amended by adding Section 16, wherein the Company renounces any interest or expectancy in certain corporate opportunities in which Fortress Investment Group LLC (“Fortress”) and certain persons affiliated with Fortress participate or desire or seek to participate.

A copy of the Bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference. The description of the terms of the Bylaws in this Item 5.03 is qualified in its entirety by reference to Exhibit 3.2.

Item 9.01.                   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

3.2	Amended and Restated Bylaws of Walker & Dunlop, Inc.

10.1	Closing Side Letter, dated as of September 4, 2012, by and among Walker & Dunlop, Inc., CW Financial Services LLC and CWCapital LLC

10.2	Registration Rights Agreement, dated as of September 4, 2012, by and between Walker & Dunlop, Inc. and CW Financial Services LLC

10.3	Closing Agreement, dated as of September 4, 2012, by and among Walker & Dunlop, Inc., CW Financial Services LLC and CWCapital LLC

10.4	Transfer and Joinder Agreement, dated as of September 4, 2012, by and among the Walker & Dunlop, Inc., CW Financial Services LLC and Galaxy Acquisition LLC

10.5

Credit Agreement, dated as of September 4, 2012, by and among Walker & Dunlop, Inc., as borrower, Walker & Dunlop Multifamily, Inc., Walker & Dunlop, LLC, and Walker & Dunlop Capital, LLC, as guarantors, the lenders referred to therein, and Bank of America, N.A., as administrative agent and collateral agent for the lenders

10.6

Warehousing Credit and Security Agreement, dated as of September 4, 2012, by and among Walker & Dunlop, LLC, as borrower, Bank of America, N.A. and the other lenders party thereto from time to time, and Bank of America, N.A., as administrative agent for itself and the other lenders

10.7	Fourth Amendment to Warehousing Credit and Security Agreement, dated as of September 4, 2012, by and between Walker & Dunlop, LLC, as borrower, and PNC Bank, National Association, as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker & Dunlop, Inc.

Date: September 10, 2012	By:	/s/ Richard M. Lucas
		Name:	Richard M. Lucas
		Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.2	Amended and Restated Bylaws of Walker & Dunlop, Inc.

10.1	Closing Side Letter, dated as of September 4, 2012, by and among Walker & Dunlop, Inc., CW Financial Services LLC and CWCapital LLC

10.2	Registration Rights Agreement, dated as of September 4, 2012, by and between Walker & Dunlop, Inc. and CW Financial Services LLC

10.3	Closing Agreement, dated as of September 4, 2012, by and among Walker & Dunlop, Inc., CW Financial Services LLC and CWCapital LLC

10.4	Transfer and Joinder Agreement, dated as of September 4, 2012, by and among the Walker & Dunlop, Inc., CW Financial Services LLC and Galaxy Acquisition LLC

10.5

Credit Agreement, dated as of September 4, 2012, by and among Walker & Dunlop, Inc., as borrower, Walker & Dunlop Multifamily, Inc., Walker & Dunlop, LLC, and Walker & Dunlop Capital, LLC, as guarantors, the lenders referred to therein, and Bank of America, N.A., as administrative agent and collateral agent for the lenders

10.6

Warehousing Credit and Security Agreement, dated as of September 4, 2012, by and among Walker & Dunlop, LLC, as borrower, Bank of America, N.A. and the other lenders party thereto from time to time, and Bank of America, N.A., as administrative agent for itself and the other lenders

10.7	Fourth Amendment to Warehousing Credit and Security Agreement, dated as of September 4, 2012, by and between Walker & Dunlop, LLC, as borrower, and PNC Bank, National Association, as lender.